Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Corporation:	Investors and Media:
	TTM Technologies, Inc.	Guerrant Associates
	Steve Richards, Chief Financial Officer	Laura Guerrant-Oiye
	(714) 241-0303	(808) 882-1467
	investor@ttmtech.com	lguerrant@guerrantir.com

TTM TECHNOLOGIES, INC. REPORTS THIRD QUARTER 2008 RESULTS

SANTA ANA, CA –– October 29, 2008 –– TTM Technologies, Inc. (Nasdaq: TTMI), North America’s largest printed circuit board (PCB) manufacturer, today reported results for the third quarter of 2008, ended September 29, 2008.

Third Quarter 2008 Financial & Operational Highlights
▪	TTM demonstrated strong free cash flow, increasing cash and cash equivalents and short-term investments by $16.3 million in the third quarter for a quarter ending balance of $135.0 million.
▪	Strength at a number of Aerospace/Defense customers raised this end market to 39 percent of net sales from 36 percent of net sales in the second quarter.

Third Quarter 2008 Financial Results
Kent Alder, President and CEO of TTM, noted, “We are pleased with our results for the third quarter. Despite challenging global macroeconomic conditions, we continued our trend of delivering solid financial performance.  During the quarter, we continued to generate significant cash. The Aerospace/Defense end market was a significant part of our success and is showing continued strength.”

Third quarter net sales of $169.0 million decreased $4.0 million, or 2.3 percent, from second quarter net sales of $173.0 million.

Third quarter gross margin of 19.0 percent declined from second quarter gross margin of 21.1 percent.

TTM posted third quarter operating income of $15.5 million, which compares to second quarter operating income of $19.1 million.

Third quarter net income of $9.5 million, or $0.22 per diluted share, was in line with guidance and compares with second quarter net income of $9.4 million, or $0.22 per diluted share.  In the third quarter, TTM recorded a $579,000 unrealized loss on its $20.1 million holdings in the Reserve Primary Fund, a money market fund that is currently liquidating its assets. The Company classified the amount in this money market fund as short-term investments. This unrealized loss, net of tax, reduced third quarter earnings per diluted share by $0.01.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the third quarter was $22.2 million, or 13.1 percent of net sales, compared with second quarter EBITDA of  $24.5 million, or 14.1 percent of net sales.  (A reconciliation of this non-GAAP measure is provided after the GAAP financial statements accompanying this press release.)

TTM Technologies, Inc. Reports Third Quarter 2008 Financial Results…Page 2 of 3

Third Quarter Segment Information – PCB Manufacturing and Backplane Assembly
TTM Technologies reports two operating segments: PCB Manufacturing and Backplane Assembly.

For the PCB Manufacturing segment, third quarter net sales (before inter-company sales) were $148.0 million, compared with $149.6 million in the second quarter.  Third quarter operating segment income (before amortization of intangibles) was $14.3 million, compared with $17.8 million in the second quarter.

For the Backplane Assembly segment, third quarter net sales (before inter-company sales) were $29.3 million, compared with $31.2 million in the second quarter.  Third quarter operating segment income (before amortization of intangibles) was $2.1 million, compared with $2.2 million in the second quarter.

Balance Sheet
Cash and cash equivalents and short-term investments at the end of the third quarter totaled $135.0 million, compared with $118.7 million at the end of the second quarter, an increase of $16.3 million.

Fourth Quarter Fiscal Year 2008 Forecast
For the fourth quarter of 2008, TTM estimates revenues in a range of $156 million to $164 million and earnings in a range of $0.14 to $0.19 per diluted share.

To Access the Live Webcast/Conference Call
The company will host a conference call to discuss the third quarter results and fourth quarter outlook on October 29, 2008, at 4:30 p.m. Eastern Daylight Time (1:30 p.m. Pacific Daylight Time).

To listen to the live webcast, log on to the TTM Technologies website at http://www.ttmtech.com.  To access the live conference call, dial 303-262-2142 or 800-257-6566.

To Access a Replay of the Webcast
A digital replay will be available on TTM Technologies' website at http://www.ttmtech.com and will remain accessible for one week following the live event.

A telephone replay also will be available beginning two hours after the conclusion of the conference call until October 31, 2008.  You may access the telephone replay by dialing 303-590-3000 or 800-405-2236 and entering confirmation code 11121228#.

Safe Harbor Statement
This release contains forward-looking statements that relate to future events or performance.  These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized.  Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements.  These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, the impact of the current economic crisis, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results, increased competition from low-cost foreign manufacturers and other "Risk Factors" set forth in the company's most recent SEC filings.

TTM Technologies, Inc. Reports Third Quarter 2008 Financial Results…Page 3 of 3

About TTM
TTM Technologies, Inc. is North America’s largest printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business.  TTM stands for time-to-market, representing how the company’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.  Additional information can be found at www.ttmtech.com.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Third Quarter		Second Quarter	First Three Fiscal Quarters
	2008	2007	2008	2008	2007

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$169,019	$163,079	$172,975	$516,065	$501,992
Cost of goods sold	136,873	131,834	136,395	409,737	406,480

Gross profit	32,146	31,245	36,580	106,328	95,512

Operating expenses:
Selling and marketing	7,552	7,101	7,750	23,016	22,212
General and administrative	8,138	7,951	8,825	25,168	24,183
Amortization of definite-lived intangibles	951	1,019	950	2,848	3,090
Metal reclamation	-	-	-	(3,700)	-
Total operating expenses	16,641	16,071	17,525	47,332	49,485

Operating income	15,505	15,174	19,055	58,996	46,027

Interest expense	(1,556)	(2,628)	(3,288)	(6,679)	(11,094)
Interest income	702	194	302	1,147	1,227
Other, net	(384)	127	(1,145)	(1,388)	89

Income before income taxes	14,267	12,867	14,924	52,076	36,249
Income tax provision	(4,809)	(4,666)	(5,480)	(18,802)	(13,399)

Net income	$9,458	$8,201	$9,444	$33,274	$22,850

Earnings per common share:
Basic	$0.22	$0.19	$0.22	$0.78	$0.54
Diluted	$0.22	$0.19	$0.22	$0.77	$0.54

Weighted average common shares:
Basic	42,805	42,260	42,676	42,637	42,203
Diluted	43,182	42,625	43,080	43,000	42,506

SELECTED BALANCE SHEET DATA
	September 29, 2008	December 31, 2007
Cash and cash equivalents	$115,470	$18,681
Short-term investments	19,522	-
Accounts receivable, net	115,265	118,581
Inventories	76,964	65,675
Total current assets	342,439	219,936
Property, plant and equipment, net	121,260	123,647
Other non-current assets	163,381	155,215
Total assets	627,080	498,798

Current portion long-term debt	$-	$40,000
Accounts payable	48,055	53,632
Total current liabilities	76,490	121,097
Long-term liabilities	177,176	49,107
Stockholders' equity	373,414	328,594
Total liabilities and stockholders' equity	627,080	498,798

SUPPLEMENTAL DATA
	Third Quarter		Second Quarter	First Three Fiscal Quarters
	2008	2007	2008	2008	2007
EBITDA	$22,151	$22,174	$24,460	$77,587	$67,755
EBITA	$16,803	$16,543	$19,191	$61,690	$50,520

Gross margin	19.0%	19.2%	21.1%	20.6%	19.0%
EBITDA margin	13.1	13.6	14.1	15.0	13.5
Operating margin	9.2	9.3	11.0	11.4	9.2

End Market Breakdown:
	Third Quarter		Second Quarter
	2008	2007	2008

Networking/Communications	39%	40%	40%
Aerospace/Defense	39	32	36
Computing/Storage/Peripherals	11	13	11
Medical/Industrial/Instrumentation/Other	11	15	13

Stock-based Compensation:
	Third Quarter		Second Quarter
	2008	2007	2008
Amount included in:
Cost of goods sold	$388	$258	$390
Selling and marketing	116	55	118
General and administrative	888	609	970
Total stock-based compensation expense	$1,392	$922	$1,478

Operating Segment Data:
	Third Quarter		Second Quarter
Net sales:	2008	2007	2008
PCB Manufacturing	$148,003	$140,514	$149,596
Backplane Assembly	29,254	30,679	31,160
Total Sales	177,257	171,193	180,756
Inter-Company Sales	(8,238)	(8,114)	(7,781)
Total Net Sales	$169,019	$163,079	$172,975

Operating Segment Income:
PCB Manufacturing	$14,312	$13,899	$17,780
Backplane Assembly	2,144	2,294	2,225
Total Op Segment Income	16,456	16,193	20,005
Amortization of Intangibles	(951)	(1,019)	(950)
Total Op Income	15,505	15,174	19,055
Total Other Expense	(1,238)	(2,307)	(4,131)
Income Before Income Taxes	$14,267	$12,867	$14,924

RECONCILIATIONS*
	Third Quarter		Second Quarter	First Three Fiscal Quarters
	2008	2007	2008	2008	2007
EBITA/EBITDA reconciliation:
Net income	$9,458	$8,201	$9,444	$33,274	$22,850
Add back items:
Income taxes	4,809	4,666	5,480	18,802	13,399
Interest expense	1,556	2,628	3,288	6,679	11,094
Amortization of intangibles	980	1,048	979	2,935	3,177
EBITA	16,803	16,543	19,191	61,690	50,520

Depreciation expense	5,348	5,631	5,269	15,897	17,235
EBITDA	$22,151	$22,174	$24,460	$77,587	$67,755

* This information provides a reconciliation of EBITA/EBITDA to the financial information in our consolidated statements of operations.

"EBITDA" means earnings before interest expense, income taxes, depreciation and amortization.  "EBITA" means earnings before interest expense, income taxes and amortization.  We present EBITDA / EBITA to enhance the understanding of our operating results.  EBITDA / EBITA is a key measure we use to evaluate our operations.  In addition, we provide our EBITDA / EBITA because we believe that investors and securities analysts will find EBITDA / EBITA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements.  However, EBITDA / EBITA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure  of operating results in accordance with accounting principles generally accepted in the United States of America.